SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2010 (February 25, 2010)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-8052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

2001 Third Avenue South, Birmingham, Alabama 35233

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 325-4200

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index of Exhibits page 2.

Total number of pages in this report is 3.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(d)	At the conclusion of their February 25, 2010 meeting, the Board of Directors of Torchmark Corporation elected Darren M. Rebelez as a director of the Company to serve for a term ending at the April 29, 2010 Annual Meeting of Stockholders. There are no arrangements or understandings between Mr. Rebelez and any other persons pursuant to which Mr. Rebelez was selected as a director of Torchmark.

Mr. Rebelez was named to the Audit Committee and the Governance and Nominating Committee of Torchmark.

Mr. Rebelez has not had, since December 31, 2009, or proposes to have, any transaction or series of transactions to which Torchmark or any of its subsidiaries were or are to be a party where the amount involved exceeds $120,000 and in which he had or will have a direct or indirect material interest.

Upon his election to the Board of Directors on February 25, 2010, Mr. Rebelez was awarded a non-qualified stock option pursuant to the provisions of the Torchmark Corporation Non-Employee Director Compensation Plan, a sub-plan of the Torchmark Corporation 2007 Long-Term Compensation Plan (previously filed with the Securities and Exchange Commission) on 6,000 shares of Torchmark Corporation common stock with an exercise price of $46.31 per share, the NYSE market closing price on such stock on the February 25, 2010 grant date.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: March 1, 2010	/S/ CAROL A. MCCOY
Carol A. McCoy,
Vice President, Associate Counsel and Secretary